UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

WHIRLPOOL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	38-1490038
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

2000 North M-63

Benton Harbor, Michigan 49022-2692

(Address of principal executive offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
0.625% Senior Notes due 2020	New York Stock Exchange LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-181339

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Whirlpool Corporation (the “Company”) has filed with the U.S. Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933, as amended, a prospectus supplement dated March 5, 2015 (the “Prospectus Supplement”) to a Prospectus dated May 11, 2012 (the “Prospectus”), contained in the Company’s effective Registration Statement on Form S-3 (Registration No. 333-181339), which Registration Statement was filed with the Commission on May 11, 2012, relating to the securities to be registered hereunder. The Company incorporates by reference the Prospectus and the Prospectus Supplement to the extent set forth below.

Item 1.	Description of Registrant’s Securities to be Registered.

The information required by this item is incorporated by reference to the information contained in the sections captioned “Description of Notes” in the Prospectus Supplement.

Item 2.	Exhibits.

4.1	Indenture dated as of March 20, 2000 between Whirlpool Corporation and U.S. Bank, National Association (as successor to Citibank, N.A.) (Incorporated herein by reference from Exhibit 4(a) to the Company’s Registration Statement on Form S-3 (Commission file number 333-32886) filed on March 21, 2000).

4.2	Certificate of Designated Officers, dated March 12, 2015 (with form of 0.625% Senior Note due 2020) (Incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed March 12, 2015).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: March 12, 2015

WHIRLPOOL CORPORATION
(Registrant)

By:	/s/ Larry M. Venturelli
Name:	Larry M. Venturelli
Title:	Executive Vice President and Chief Financial Officer